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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K


                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

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         Date of report (Date of earliest event reported): June 23, 2004

                          FRANKLIN CAPITAL CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)



                                    DELAWARE
                 (State or Other Jurisdiction of Incorporation)



         1-9727                                         13-3419202
(Commission File Number)                   (I.R.S. Employer Identification No.)

     450 PARK AVENUE, 20TH FLOOR
         NEW YORK, NEW YORK                             10022
 (Address of Principal Executive Offices)             (Zip Code)

                                 (212) 486-2323
              (Registrant's Telephone Number, Including Area Code)

                                 NOT APPLICABLE
          (Former Name or Former Address, if Changed Since Last Report)

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ITEM 5.    OTHER EVENTS.

           On June 24, 2004, Franklin Capital Corporation ("Franklin") and Ault Glazer & Co. Investment Management LLC ("Ault Glazer") issued a press release (the "Press Release") announcing that they have entered into a Letter of Understanding (the "Letter of Understanding"), dated as of June 23, 2004, between Franklin and Ault Glazer, pursuant to which Mr. Milton "Todd" Ault III has joined the current board of directors of Franklin.

           Under the terms of the Letter of Understanding, Franklin has agreed to hold a special meeting of its stockholders to vote on, among other items, the approval of some capital raising transactions for Franklin and to approve a new slate of directors nominated by Ault Glazer. At the special meeting, Franklin stockholders will also be asked to approve the sale of all of Franklin's shares of Excelsior Radio Networks.

           In connection with the Letter of Understanding, Stephen L. Brown and Franklin entered into a Termination Agreement and Release (the "Termination Agreement and Release") whereby Mr. Brown agreed to terminate his employment agreement and receive a payment under his severance agreement if the new slate of Ault Glazer nominees are elected by the stockholders. Additionally, upon the effectiveness of such modifications, Mr. Brown, who is Franklin's current Chief Executive Officer, would resign as an officer and Board member of Franklin.

           Copies of (i) the Press Release, (ii) the Letter of Understanding, and (iii) the Termination Agreement and Release are filed herewith as exhibits and are incorporated by reference herein.


ADDITIONAL INFORMATION

In connection with the transactions contemplated in the Letter of Understanding, Franklin will be filing a proxy statement and other relevant documents concerning the transaction with the Securities and Exchange Commission (SEC). STOCKHOLDERS OF FRANKLIN ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders can obtain free copies of the proxy statement and other documents when they become available by contacting Franklin Capital Corporation at 450 Park Avenue, New York, New York 10022, or at 212 486 2323. In addition, documents filed with the SEC by Franklin will be available free of charge at the SEC's web site at http://www.sec.gov.


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Ault Glazer, Franklin and their respective executive officers and directors may be deemed to be participants in the solicitation of proxies from the stockholders of Franklin in favor of the transactions contemplated in the Letter of Understanding. Information about the executive officers and directors of Franklin and their ownership of Franklin stock is set forth in the proxy statement for Franklin's 2003 Annual Meeting of Stockholders. Certain directors and executive officers of Franklin may have direct or indirect interests in the transactions contemplated in the Letter of Understanding due to securities holdings, pre-existing or future indemnification arrangements or vesting of options, or, in the case of Mr. Brown, rights to certain severance payments following these transactions. Information about Ault Glazer and Mr. Ault can be found in Schedule 13D's filed with the SEC since May 2004. Additional information regarding Ault Glazer, Franklin and the interests of their respective executive officers and directors in the transactions contemplated in the Letter of Understanding will be contained in the proxy statement regarding these transactions that will be filed by Franklin with the SEC.


ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

           (c)       Exhibits

           Exhibit 99.1 - Press Release dated June 24, 2004.

           Exhibit 99.2 - Letter of Understanding, dated as of June 23, 2004, between Franklin and Ault Glazer.

           Exhibit 99.3 - Termination Agreement and Release, dated as of June
                          23, 2004, between Franklin and Stephen L. Brown.



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                                   SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  June 23, 2004
                                 FRANKLIN CAPITAL CORPORATION



                                 By:   /s/ Stephen L. Brown
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                                    Name: Stephen L. Brown
                                    Title: Chairman and Chief Executive Officer




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                                  EXHIBIT INDEX

Exhibit        Description
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99.1           Press Release dated June 24, 2004.

99.2 Letter of Understanding, dated as of June 23, 2004, between Franklin and Ault Glazer.

99.3 Termination Agreement and Release, dated as of June 23, 2004, between Franklin and Stephen L. Brown.






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